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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


      Filed Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported) October 15, 1998
                                                        ----------------


                             AFC ENTERPRISES, INC.
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            (Exact name of registrant as specified in its charter)



        Minnesota                     -                       58-2016606
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     (State or other             (Commission                (IRS Employer
     jurisdiction of             File Number)             Identification No.)
     incorporation)



     Six Concourse Parkway, Suite 1700, Atlanta, Georgia       30328-5352
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     (Address of principal executive offices)                  (Zip Code)



      Registrant's telephone number, including area code  (770) 391-9500
                                                          --------------


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets
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        On October 15, 1998, the Company acquired Cinnabon International, Inc.
("CII"), the operator and franchisor of 358 retail cinnamon roll bakeries operating in 39 states, Canada and Mexico. Two hundred and fourteen of the retail cinnamon roll bakeries are Company-operated and are located within the United States. In connection with the acquisition, which will be accounted for as a purchase, CII will become a wholly-owned subsidiary of AFC through the merger of AFC Franchise Acquisition Corp. into CII (the "Acquisition").

        The Company acquired CII for $64.0 million in cash. The Company obtained $50.0 million of the cash consideration from its 1997 Credit Facility, which was amended to add a $50.0 million Tranche B term loan. The remaining $14.0 million cash consideration was funded with the proceeds from the sale of approximately
2.8 million shares of AFC common stock to certain "qualified" investors who are existing AFC shareholders and option holders. The shares were sold at a price of $7.75 per share and proceeds from the sale totaled approximately $21.7 million.

        The amount of consideration to be paid by AFC for CII's common stock was arrived at through normal common stock valuation techniques which took into consideration certain factors, including but not limited to, EBITDA multiples, working capital, potential growth of the business and brand awareness.

        The property and equipment to be acquired by AFC as part of the Purchase are used for the retailing operations of 214 cinnamon roll bakeries. The property and equipment to be acquired include restaurant and corporate furniture and equipment as well as leasehold improvements. The acquired property and equipment will be utilized in the same manner used prior to the Purchase.

Item 7. Financial Statements and Exhibits
        ---------------------------------

        (a) Financial Statements.

        It is impractical to provide the required financial statements of CII at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 75 days following the closing date of the acquisition.

        (b) Pro Forma Financial Information.

        It is impractical to provide the required pro forma financial information with respect to CII at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 75 days following the closing date of the acquisition.


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(c) Exhibit Index.

Exhibit 10.06 First Amendment to the Agreement and Plan of Merger by and among Cinnabon International, Inc., AFC Enterprises, Inc. and AFC Franchise Acquisition Corp., dated as of August 13, 1998 ("Merger Agreement").

Exhibit 10.07    Second Amendment to the Merger Agreement.

Exhibit 10.08    Exhibit 2.14(c) to the Merger Agreement--"Taubman Agreements".

Exhibit 10.09 Stockholder Agreement by and among AFC Franchise Acquisition Corp. and other parties signatories dated as of August 13, 1998.

Exhibit 2.13 to the Merger Agreement referred to in the Company's Form 8-K filing dated August 13, 1998 was deleted from the Merger Agreement at closing.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AFC Enterprises, Inc.

                                       By: /s/ Gerald J. Wilkins
                                           -----------------------------------
                                           Gerald J. Wilkins
                                           Chief Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)

DATE: October 29, 1998